SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 21, 2002

APPLIED MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	0-26778 (Commission File Number)	91-1074996 (I.R.S. Employer) Identification No.)

5020 148th Avenue NE
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 882-2000

Item 4. Changes in Registrant’s Certifying Accountant.

     (a)  (i) On June 14, 2002, Applied Microsystems Corporation (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as its independent accountants.

          (ii) The reports of E&Y on the Company’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on the 2000 and 2001 financial statements dated February 2, 2001 and February 1, 2002 were modified in reference to the Company’s change in its method of accounting for revenue recognition in 2000 in accordance with guidance provided in SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.”

          (iii) The decision to change independent accountants was recommended and approved by the Company’s Audit Committee of its Board of Directors.

          (iv) During the Company’s two most recent fiscal years and through the date of this report, there have been no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the Company’s financial statements for such years.

          (v) The Company has provided E&Y with a copy of the disclosures contained herein and has requested that E&Y furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. The Company has filed as an exhibit hereto the response of E&Y to such disclosures.

     (b)  On June 20, 2002, the Company engaged Grant Thornton LLP (“Grant Thornton”) as its new independent accountants for the fiscal year ending December 31, 2002. During the Company’s two most recent fiscal years and through the date of this report, the Company has not consulted with Grant Thornton regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

        16.1   Letter from Ernst & Young LLP regarding change in certifying accountant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

June 21, 2002	/s/ Robert C. Bateman

By: Robert C. Bateman Its: Vice President, Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP regarding change in certifying accountant.

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